Exhibit 99.1

www.e2open.com

Press Release

E2open Announces Fiscal 2024 Third Quarter Financial Results

GAAP subscription revenue of $132.8 million at the high end of Q3 guidance

AUSTIN, Texas – January 9, 2024 – E2open Parent Holdings, Inc. (NYSE: ETWO) (“e2open” or the “Company”), the connected supply chain SaaS platform with the largest multi-enterprise network, today announced financial results for its fiscal third quarter ended November 30, 2023.

“In my first three months leading e2open, I have seen first-hand the unique capabilities of our product offering and the significant value that our solutions are delivering for some of the world’s largest and best-known companies,” said Andrew Appel, e2open’s interim chief executive officer. “Although our revenue growth has been below our potential, we are intently focused on returning to sustainable growth by implementing specific action plans to improve sales execution, deepen client engagement, and deliver flawless implementations. While this change process will take several quarters to materially impact our top line, our teams are excited by the client-centric approach, the early signs of progress we saw during the fiscal third quarter, and the tremendous opportunity we have in front of us to create value for our clients and shareholders.”

“In the third fiscal quarter, e2open delivered subscription revenue near the high end of our guidance and maintained strong adjusted EBITDA margins,” said Marje Armstrong, chief financial officer of e2open. “We exited the quarter with better sales execution in both subscription and professional services as evidenced by large deal closings with major new and existing clients across a range of industry sectors. Although we still have work to do to transform our go-to-market and client engagement model, and conditions in some end-markets remain uncertain, our improved third quarter execution gives us confidence in the steps we are taking to re-accelerate e2open’s growth.”

Fiscal Third Quarter 2024 Financial Highlights

•
Revenue
o
GAAP subscription revenue for the third quarter of 2024 was $132.8 million, a decrease of 1.5% from the year-ago comparable period and 84.3% of total revenue. Subscription revenue decreased 2.2% on a constant currency basis.

o
Total GAAP revenue for the third quarter of 2024 was $157.5 million, a decrease of 4.5% from the year-ago comparable period. Total revenue decreased 5.2% on a constant currency basis.

•
GAAP gross profit for the third quarter of 2024 was $78.6 million, a decrease of 6.6% from the year-ago comparable period. Non-GAAP gross profit was $109.7 million, down 3.4% and 4.0% on a constant currency basis.

•
GAAP gross margin for the third quarter of 2024 was 49.9% compared to 51.0% from the year-ago comparable period. Non-GAAP gross margin was 69.6% on an organic basis and 69.7% on a constant currency basis compared to 68.9% from the comparable year-ago period.

•
GAAP Net loss for the third quarter of 2024 was $740.0 million compared to a net income of $5.5 million from the year-ago comparable period. Adjusted EBITDA for the third quarter of 2024 was $55.4 million, a decrease of 1.4% and 1.5% on a constant currency basis from the year-ago comparable period. Adjusted

EBITDA margin was 35.1% and 35.4% on a constant currency basis versus 34.1% from the comparable year-ago period.

•
GAAP EPS for the third quarter of 2024 was a loss of $2.20. Adjusted EPS for the third quarter of 2024 was $0.04.

•
Cash flow
o
GAAP operating cash flow on a year-to-date basis was $56.7 million compared to $43.2 million from the year-ago comparable period, inclusive of non-recurring expenses.

o
Adjusted operating cash flow on a year-to-date basis, exclusive of non-recurring expenses, was $79.0 million, which represents 47.8% of year-to-date adjusted EBITDA.

Recent Business Highlights

•
Selected by Scan Global Logistics (SGL) to optimize the global freight forwarder’s operations across multiple modes of transportation and an expansive geography in what the client called “the single largest and most important IT project in SGL’s history.” The multi-year agreement helps SGL reduce freight and operational costs, increase transportation efficiency, and enhance its end-user and customer experience.

•
Closed new logo business including one of the world’s largest commercial vehicle manufacturers that selected e2open’s global screening solution to reduce compliance risk for over 2.5 million partners; and an international designer and manufacturer of sustainable plastic packaging that chose e2open’s Transportation Management and Logistics as a Service to optimize its logistics operations and realize transportation cost savings.

•
Implemented a large project with NORTERA, a leading North American food manufacturer of canned and frozen fruits and vegetables. With e2open’s Transportation Management, positioned as a Leader by Gartner, NORTERA gains network visibility, automated invoicing processes, and world-class transportation execution and reporting to increase efficiency, reduce freight costs, and improve service levels.

•
Expanded business with existing major clients across a variety of industry sectors. These large cross-sell wins included a Fortune 500 multinational conglomerate that has been an e2open client since 2015, and a leading provider of enterprise software, each of which selected e2open for its proven ability to deliver a comprehensive and scalable Channel Data Management solution for complex partner ecosystems.

•
Implemented a new project with existing client Vertiv, a global leader in critical digital infrastructure technologies. The project brought synergies around reusing the common master data and established a single feed across all applications, an example of e2open's connected supply chain capabilities. This implementation has contributed to lower partner management costs and a better user experience for Vertiv.

•
Presented annual client awards at Connect 2023 conference, recognizing customers who have achieved remarkable results in supply chain and channel innovation utilizing e2open solutions. Award winners were Vertiv, QSC, Tapestry, Inc., Ball Corporation, and High Liner Foods.

Financial Outlook for Fiscal Year 2024

As of January 9, 2024, e2open is updating full year 2024 guidance previously provided on October 10, 2023, and providing fourth quarter 2024 guidance as follows:

Fiscal 2024 Subscription GAAP Revenue

•
GAAP subscription revenue for fiscal 2024 is expected to be in the range of $533 million to $536 million (versus prior guidance of $530 million to $538 million), reflecting a 0.3% organic growth rate at the mid-point.

Fiscal 2024 Total GAAP Revenue

•
Total GAAP revenue for fiscal 2024 is expected to be in the range of $628 million to $633 million (versus prior guidance of $625 million to $635 million), reflecting a 3.3% year-over-year decrease at the mid-point.

Fiscal Fourth Quarter 2024 GAAP Subscription Revenue

•
GAAP subscription revenue for the fiscal fourth quarter of 2024 is expected to be in the range of $131 million to $134 million, reflecting a 3.2% year-over-year decrease at the mid-point.

Fiscal 2024 Non-GAAP Gross Profit Margin

•
Non-GAAP gross profit margin for fiscal 2024 is still expected to be in the range of 68% to 70%.

Fiscal 2024 Adjusted EBITDA

•
Adjusted EBITDA for fiscal 2024 is still expected to be in the range of $215 million to $220 million, reflecting an implied adjusted EBITDA margin in the range of 34% to 35%.

NOTE: E2open is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures for non-GAAP gross profit margin or adjusted EBITDA without unreasonable effort, and therefore no reconciliation of certain forward-looking non-GAAP financial measures for non-GAAP gross profit margin or adjusted EBITDA is included.

Quarterly Conference Call

E2open will host a conference call today at 5:00 p.m. ET to review fiscal third quarter 2024 financial results, in addition to discussing the Company’s outlook for the full fiscal year 2024. To access this call, dial 888-506-0062 (domestic) or 973-528-0011 (international). The conference ID is 740053. A live webcast of the conference call will be accessible in the “Investor Relations” section of e2open’s website at www.e2open.com. A replay of this conference call can also be accessed through January 23, 2024, at 877-481-4010 (domestic) or 919-882-2331 (international). The replay passcode is 49575. An archived webcast of this conference call will also be available after the completion of the call in the “Investor Relations” section of the Company’s website at www.e2open.com.

About e2open

E2open is the connected supply chain software platform that enables the world’s largest companies to transform the way they make, move, and sell goods and services. With the broadest cloud-native global platform purpose-built for modern supply chains, e2open connects more than 480,000 manufacturing, logistics, channel, and distribution partners as one multi-enterprise network tracking over 15 billion transactions annually. Our SaaS platform anticipates disruptions and opportunities to help companies improve efficiency, reduce waste, and operate sustainably. Moving as one.™ Learn More: www.e2open.com.

E2open and “Moving as one.” are the registered trademarks of E2open, LLC. All other trademarks, registered trademarks and service marks are the property of their respective owners.

Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including non-GAAP revenue, non-GAAP subscription revenue, non-GAAP professional services and other revenue, adjusted EBITDA, adjusted EBITDA margin, non-GAAP gross profit, non-GAAP net income, non-GAAP gross margin, adjusted free cash flow and adjusted earnings per share. These non-GAAP financial measures are not a measure of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity, or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

The Company believes this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors.

These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.

Safe Harbor Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company's expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company's documents filed or to be filed with the Securities and Exchange Commission, including the annual report filed on Form 10-K, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this press release. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Investor Contact

Dusty Buell

dusty.buell@e2open.com

investor.relations@e2open.com

Media Contact

5W PR for e2open

e2open@5wpr.com

718-757-6144

Corporate Contact

Kristin Seigworth

VP Communications, e2open

kristin.seigworth@e2open.com

pr@e2open.com

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended November 30,
(In thousands, except per share amounts)	2023	2022
Revenue
Subscriptions	$ 132,800	$ 134,884
Professional services and other	24,697	30,009
Total revenue	157,497	164,893
Cost of Revenue
Subscriptions	36,689	35,931
Professional services and other	17,642	20,417
Amortization of acquired intangible assets	24,590	24,402
Total cost of revenue	78,921	80,750
Gross Profit	78,576	84,143
Operating Expenses
Research and development	24,937	24,939
Sales and marketing	22,583	20,448
General and administrative	24,739	23,073
Acquisition-related expenses	9	1,969
Amortization of acquired intangible assets	20,014	19,965
Goodwill impairment	687,700	—
Intangible asset impairment	30,000	—
Total operating expenses	809,982	90,394
Loss from operations	(731,406)	(6,251)
Other income (expense)
Interest and other expense, net	(24,643)	(21,270)
Gain from change in tax receivable agreement liability	2,888	2,697
Gain from change in fair value of warrant liability	2,617	16,150
Gain from change in fair value of contingent consideration	5,100	6,300
Total other (expense) income	(14,038)	3,877
Loss before income tax provision	(745,444)	(2,374)
Income tax benefit	5,413	7,877
Net (loss) income	(740,031)	5,503
Less: Net (loss) income attributable to noncontrolling interest	(72,475)	698
Net (loss) income attributable to E2open Parent Holdings, Inc.	$ (667,556)	$ 4,805

Weighted-average common shares outstanding:
Basic	303,848	302,201
Diluted	303,848	302,359
Net (loss) income attributable to E2open Parent Holdings, Inc. common shareholders per share:
Basic	$ (2.20)	$ 0.02
Diluted	$ (2.20)	$ 0.02

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)	November 30, 2023	February 28, 2023
Assets
Cash and cash equivalents	$ 110,279	$ 93,032
Restricted cash	19,659	11,310
Accounts receivable, net	127,330	174,809
Prepaid expenses and other current assets	30,483	25,200
Total current assets	287,751	304,351
Goodwill	1,846,263	2,927,807
Intangible assets, net	886,315	1,051,124
Property and equipment, net	70,024	72,476
Operating lease right-of-use assets	21,580	18,758
Other noncurrent assets	28,559	25,659
Total assets	$ 3,140,492	$ 4,400,175
Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$ 83,196	$ 97,491
Channel client deposits payable	19,659	11,310
Deferred revenue	176,253	203,824
Current portion of notes payable	11,122	11,144
Current portion of operating lease obligations	7,317	7,622
Current portion of financing lease obligations	1,120	2,582
Income taxes payable	1,721	2,190
Total current liabilities	300,388	336,163
Long-term deferred revenue	2,833	2,507
Operating lease obligations	17,959	15,379
Financing lease obligations	3,188	1,049
Notes payable	1,038,908	1,043,636
Tax receivable agreement liability	59,663	69,745
Warrant liability	10,830	29,616
Contingent consideration	14,188	29,548
Deferred taxes	66,038	144,529
Other noncurrent liabilities	721	1,083
Total liabilities	1,514,716	1,673,255
Commitments and Contingencies
Stockholders' Equity
Class A common stock	30	30
Class V common stock	—	—
Series B-1 common stock	—	—
Series B-2 common stock	—	—
Additional paid-in capital	3,395,158	3,378,633
Accumulated other comprehensive loss	(45,892)	(68,603)
Accumulated deficit	(1,831,502)	(803,679)
Treasury stock, at cost	(2,473)	(2,473)
Total E2open Parent Holdings, Inc. equity	1,515,321	2,503,908
Noncontrolling interest	110,455	223,012
Total stockholders' equity	1,625,776	2,726,920
Total liabilities and stockholders' equity	$ 3,140,492	$ 4,400,175

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended November 30,
(In thousands)	2023	2022
Cash flows from operating activities
Net loss	$ (1,139,544)	$ (416,703)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	160,758	159,831
Amortization of deferred commissions	4,452	2,878
Provision for credit losses	2,657	315
Amortization of debt issuance costs	3,961	3,783
Amortization of operating lease right-of-use assets	5,454	5,813
Share-based compensation	18,728	13,139
Deferred income taxes	(79,791)	(143,012)
Right-of-use assets impairment charge	619	4,137
Goodwill impairment charge	1,097,741	514,816
Indefinite-lived intangible asset impairment charge	34,000	—
Gain from change in tax receivable agreement liability	(8,355)	(9,089)
Gain from change in fair value of warrant liability	(18,786)	(36,764)
Gain from change in fair value of contingent consideration	(15,360)	(17,760)
Gain on operating lease termination	(187)	—
(Gain) loss on disposal of property and equipment	(16)	537
Changes in operating assets and liabilities:
Accounts receivable	44,822	10,876
Prepaid expenses and other current assets	(3,972)	4,311
Other noncurrent assets	(7,351)	(4,094)
Accounts payable and accrued liabilities	(16,712)	(12,946)
Channel client deposits payable	8,349	(5,943)
Deferred revenue	(27,244)	(26,899)
Changes in other liabilities	(7,568)	(4,075)
Net cash provided by operating activities	56,655	43,151
Cash flows from investing activities
Payments for acquisitions - net of cash acquired	—	(179,243)
Capital expenditures	(22,301)	(40,473)
Minority investment in private firm	—	(3,000)
Net cash used in investing activities	(22,301)	(222,716)
Cash flows from financing activities
Proceeds from indebtedness	—	215,000
Repayments of indebtedness	(8,366)	(103,174)
Repayments of financing lease obligations	(2,432)	(2,312)
Repurchase of common units	—	(1,397)
Payments of debt issuance costs	—	(4,766)
Net cash (used in) provided by financing activities	(10,798)	103,351
Effect of exchange rate changes on cash and cash equivalents	2,040	478
Net increase (decrease) in cash, cash equivalents and restricted cash	25,596	(75,736)
Cash, cash equivalents and restricted cash at beginning of period	104,342	174,554
Cash, cash equivalents and restricted cash at end of period	$ 129,938	$ 98,818

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF PRO FORMA INFORMATION

TABLE I

Fiscal Third Quarter 2024
(in millions)	Q3	Q3	$ Var	% Var
	FY2024	FY2023
PRO FORMA REVENUE RECONCILIATION
Total GAAP Revenue	157.5	164.9	(7.4)	(4.5%)
Constant currency FX impact (1)	(1.1)	-	(1.1)	n/m
Total non-GAAP revenue (constant currency basis) (2)	$156.4	$164.9	($8.5)	(5.2%)

GAAP Subscription Revenue	132.8	134.9	(2.1)	(1.5%)
Constant currency FX impact (1)	(0.8)	-	(0.8)	n/m
Non-GAAP subscription revenue (constant currency basis) (2)	$132.0	$134.9	($2.9)	(2.2%)

GAAP Professional Services and other revenue	24.7	30.0	(5.3)	(17.7%)
Constant currency FX impact (1)	(0.3)	-	(0.3)	n/m
Non-GAAP professional services and other revenue (constant currency basis) (2)	$24.4	$30.0	($5.6)	(18.6%)

PRO FORMA GROSS PROFIT RECONCILIATION
GAAP Gross profit	78.6	84.1	(5.6)	(6.6%)
Depreciation and amortization	28.7	28.4	0.3	1.0%
Share-based compensation (3)	1.3	0.5	0.8	142.6%
Non-recurring/non-operating costs (4)	1.1	0.5	0.6	115.7%
Non-GAAP gross profit	$109.7	$113.6	($3.9)	(3.4%)
Non-GAAP Gross Margin %	69.6%	68.9%
Constant currency FX impact (1)	(0.6)	-	(0.6)	n/m
Total non-GAAP gross profit (constant currency basis) (2)	$109.1	$113.6	($4.5)	(4.0%)
Non-GAAP Gross Margin % (constant currency basis) (2)	69.7%	68.9%

PRO FORMA ADJUSTED EBITDA RECONCILIATION
Net income (loss)	(740.0)	5.5	(745.5)	n/m
Interest expense, net	24.9	19.5	5.4	27.8%
Income tax benefit	(5.4)	(7.9)	2.5	(31.3%)
Depreciation and amortization	53.6	52.5	1.1	2.2%
EBITDA	($666.9)	$69.6	($736.5)	n/m
Share-based compensation (3)	6.8	4.8	2.0	42.5%
Non-recurring/non-operating costs (4)	8.3	3.2	5.1	158.6%
Acquisition-related adjustments (5)	0.0	2.0	(2.0)	(99.5%)
Change in tax receivable agreement liability (6)	(2.9)	(2.7)	(0.2)	7.0%
Change in fair value of warrant liability (7)	(2.6)	(16.2)	13.5	(83.8%)
Change in fair value of contingent consideration (8)	(5.1)	(6.3)	1.2	(19.0%)
Goodwill impairment	687.7	0.0	687.7	n/m
Right-of-use assets & Intangible impairment charge	30.1	1.8	28.3	1,608.5%
Adjusted EBITDA	$55.4	$56.2	($0.8)	(1.4%)
Adjusted EBITDA Margin %	35.1%	34.1%

Constant currency FX impact (1)	(0.0)	-	(0.0)	n/m
Total adjusted EBITDA (constant currency basis) (2)	$55.3	$56.2	($0.8)	(1.5%)
Adjusted EBITDA Margin % (constant currency basis) (2)	35.4%	34.1%

(1) Constant Currency refers to pro-forma amounts excluding the impact of translating foreign currencies into U.S. dollars. To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period)

(2) Constant Currency refers to pro forma amounts excluding translation and transactional impacts from foreign currency exchange rates.
(3) Reflects non-cash, long-term share-based compensation expense.
(4) Primarily includes other non-recurring expenses such as systems integrations and consulting, advisory fees and certain severance costs.

(5) Primarily includes advisory, consulting, accounting and legal expenses incurred in connection with mergers and acquisitions activity, including related valuation, negotiation and integration costs and capital-raising activities for costs related to the BluJay and Logistyx acquisitions.

(6) Represents the expense related to the change in the fair value of the tax receivable agreement liability, including interest.
(7) Represents the fair value adjustment at each balance sheet date of the warrant liability related to the public, private placement, and forward purchase warrants.
(8) Represents the fair value adjustment at each balance sheet date of the contingent consideration liability related to the restricted Series B-2 common stock and Series 2 RCUs.

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF NON-GAAP EXPENSES

TABLE II

Fiscal Third Quarter 2024
(in millions)	GAAP	Non-recurring(1)	Impairment Charges(2)	Depreciation & Amortization	Share-Based Compensation	Non-GAAP (Adjusted)	% of Revenue
COST OF GOODS
Subscriptions	36.7	(0.3)	-	(3.9)	(0.7)	31.7	23.9%
Professional services and other	17.6	(0.8)	-	(0.2)	(0.6)	16.1	65.3%
Amortization of intangibles	24.6	-	-	(24.6)	-	-
Total cost of revenue	$78.9	($1.1)	-	($28.7)	($1.3)	$47.8	30.4%

Gross Profit	$78.6	$1.1	-	$28.7	$1.3	$109.7	69.6%

OPERATING COSTS
Research & development	24.9	(0.3)	-	(4.2)	(1.7)	18.8	11.9%
Sales & marketing	22.6	(0.3)	-	(0.3)	(1.6)	20.4	12.9%
General & administrative	24.7	(6.8)	(0.1)	(0.4)	(2.3)	15.1	9.6%
Acquisition related expenses	0.0	(0.0)	-	-	-	-
Amortization of intangibles	20.0	-	-	(20.0)	-	-
Intangible impairment	30.0	-	(30.0)	-	-	-
Goodwill impairment	687.7	-	(687.7)	-	-	-
Total operating expenses	$810.0	($7.5)	($717.8)	($24.9)	($5.5)	$54.3	34.5%

(1) Primarily includes other non-recurring expenses such as systems integrations and consulting, advisory fees, and certain severance costs.
(2) The company recognized a right-of-use asset impairment charge of $0.1M in G&A, Intangible impairment of $30.0M and $687.7M Goodwill impairment in Q3 FY24.

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF ADJUSTED EARNINGS PER SHARE

TABLE III

Fiscal Third Quarter 2024

(in millions, except per share amounts)	Q3 24
GAAP Net loss	(740.0)
Interest expense, net	24.9
Income taxes benefit	(5.4)
Depreciation & amortization	53.6
EBITDA	($666.9)
Share-based compensation	6.8
Non-recurring/non-operating costs	8.3
Acquisition-related adjustments	0.0
Change in tax receivable agreement liability	(2.9)
Change in fair value of warrant liability	(2.6)
Change in fair value of contingent consideration	(5.1)
Goodwill impairment	687.7
Right-of-use assets & Intangible impairment charge	30.1
Adjusted EBITDA	$55.4
Depreciation	(9.0)
Interest and other expense, net	(24.9)
Adjusted EBIT	$21.4
Normalized income taxes (1)	(5.1)
Adjusted Net Income	$16.3
Adjusted basic shares outstanding	388.0
Adjusted earnings per share	$0.04

(1) Income taxes calculated using 24% effective rate.

E2OPEN PARENT HOLDINGS, INC.

ADJUSTED FREE CASH FLOW

TABLE IV

Fiscal Third Quarter 2024
(in millions)	Q1 24	Q2 24	Q3 24	Q3 YTD
GAAP operating cash flow	36.5	14.8	5.4	56.7

Add: Non-recurring cash payments (1)	3.4	1.9	25.5	30.7
Add: Change in channel client deposits payable (2)	(2.5)	(8.9)	3.1	(8.3)
Adjusted operating cash flow	$37.3	$7.7	$34.0	$79.0

Capital expenditures	(6.6)	(9.5)	(6.2)	(22.3)
Adjusted free cash flow	$30.8	($1.8)	$27.7	$56.7

(1) Primarily includes cash payment of a $17.8 million legal settlement for the previously disclosed unfavorable arbitration ruling related to a 2014 contract between Kewill (a predecessor of BluJay), as well as other non-recurring costs.

(2) Channel Client Deposits Payable represents client deposits for the incentive payment program associated with the Company's channel shaping application. The Company offers services to administer incentive payments to partners on behalf of the Company’s clients. The Company’s clients deposit these funds into a restricted cash account with an offset included as a liability in incentive program payable in the Consolidated Balance Sheets

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED CAPITAL

TABLE V

Fiscal Third Quarter 2024

Description	Shares (000's)	Notes
Shares outstanding as of November 30, 2023	304,388	Shares outstanding
Common Units	32,723	Units issued in the Business Combination that have not been converted from common units to Class A common stock (Common units are represented by Class V shares).
Series B-2 Shares (unvested)	3,372	Represents the right to acquire shares of Class A common stock when the 20-day VWAP reaches $15.00 per share.
Restricted Common Units Series 2 (unvested)	2,628

Represents the right in E2open Holdings, LLC that converts into common units when the 20-day VWAP reaches $15.00. Upon conversion to common units, the holders can elect to convert the common units to Class A common stock.

Adjusted Basic Shares	343,111

Warrants	29,080	Outstanding warrants with an exercise price of $11.50.
Options (vested/unreleased and unvested)	2,116	Options issued to management under the long-term incentive plan.
Restricted Shares (vested/unreleased and unvested)	13,702	Restricted shares issued to employees, management and directors under the long-term incentive plan.
Fully Converted Shares	388,009